                                                                       EXHIBIT 2

                      AGREEMENT AND PLAN OF SHARE EXCHANGE



                                 BY AND BETWEEN



              ETABLISSEMENTS DELHAIZE FRERES ET CIE "LE LION" S.A.



                                       AND



                             DELHAIZE AMERICA, INC.







                          Dated as of November 16, 2000

                                TABLE OF CONTENTS

AGREEMENT AND PLAN OF SHARE EXCHANGE..............................................................................1
------------------------------------


ARTICLE I STOCK DIVIDEND; SHARE EXCHANGE; CLOSING.................................................................2

         1.1      Stock Dividend..................................................................................2
                  --------------
         1.2      Share Exchange..................................................................................2
                  --------------
         1.3      Effective Time..................................................................................2
                  --------------
         1.4      Time and Place of Closing.......................................................................3
                  -------------------------
         1.5      Effect of the Share Exchange....................................................................3
                  ----------------------------
         1.6      Articles of Incorporation.......................................................................3
                  -------------------------
         1.7      Bylaws..........................................................................................3
                  ------
         1.8      Directors and Officers..........................................................................3
                  ----------------------

ARTICLE II EXCHANGE OF SECURITIES.................................................................................3

         2.1      Exchange of Securities..........................................................................3
                  ----------------------
         2.2      Stock Options and Restricted Stock..............................................................5
                  ----------------------------------
         2.3      Dissenting Shares...............................................................................6
                  -----------------
         2.4      Procedure for Election..........................................................................6
                  ----------------------
         2.5      Exchange of Certificates........................................................................7
                  ------------------------
         2.6      No Liability...................................................................................10
                  ------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY............................................................10

         3.1      Organization...................................................................................10
                  ------------
         3.2      Capitalization.................................................................................10
                  --------------
         3.3      Authorization of Agreement; Recommendation of Share Exchange...................................11
                  ------------------------------------------------------------
         3.4      Governmental Filings; No Conflicts.............................................................12
                  ----------------------------------
         3.5      Disclosure and Financial Statements............................................................13
         ---      -----------------------------------
         3.6      Absence of Certain Changes.....................................................................13
                  --------------------------
         3.7      Vote Required..................................................................................13
                  -------------
         3.8      Opinion of Financial Advisor...................................................................14
                  ----------------------------
         3.9      Finders and Investment Bankers.................................................................14
                  ------------------------------
         3.10     North Carolina Shareholder Protection Act......................................................14
                  ------------------------------------------
         3.11     Takeover Laws..................................................................................14
                  -------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT..............................................................14

         4.1      Organization...................................................................................14
                  ------------
         4.2      Capitalization.................................................................................15
                  --------------
         4.3      Authorization of Agreement.....................................................................15
                  --------------------------
         4.4      Governmental Filings; No Violations............................................................16
                  -----------------------------------
         4.5      Disclosure and Financial Statements............................................................16
                  -----------------------------------
         4.6      Absence of Certain Changes.....................................................................17

         4.7      Vote Required..................................................................................17
                  -------------
         4.8      Compliance with Laws...........................................................................17
                  --------------------
         4.9      Litigation.....................................................................................17
                  ----------
         4.10     Finders and Investment Bankers.................................................................17
                  ------------------------------
         4.11     No Foreign Withholding.........................................................................17
                  ----------------------

ARTICLE V COVENANTS..............................................................................................18

         5.1      Conduct of the Business of the Company.........................................................18
                  --------------------------------------
         5.2      Conduct of the Business of Parent..............................................................20
                  ---------------------------------
         5.3      Non-Solicitation...............................................................................21
                  ----------------
         5.4      Shareholders' Meetings.........................................................................21
                  ----------------------
         5.5      SEC Filings; Registration Statement............................................................22
                  -----------------------------------
         5.6      Access to Information; Confidentiality.........................................................23
                  --------------------------------------
         5.7      Filings, Other Action..........................................................................23
                  ----------------------
         5.8      Public Announcements...........................................................................24
                  --------------------
         5.9      NYSE/Euronext Brussels Listing.................................................................24
                  ------------------------------
         5.10     Notice of Certain Events.......................................................................25
                  ------------------------
         5.11     Directors' and Officers' Indemnification and Insurance.........................................25
                  ------------------------------------------------------
         5.12     Affiliates.....................................................................................25
                  ----------
         5.13     Rule 144 Reporting.............................................................................26
                  ------------------
         5.14     Transfer Taxes.................................................................................26
                  --------------
         5.15     Shareholder Litigation.........................................................................26
                  ----------------------
         5.16     Accounting Matters.............................................................................26
                  ------------------
         5.17     Shareholders Agreement.........................................................................26
                  ----------------------
         5.18     Tax Treatment..................................................................................26
                  -------------
         5.19     Additional Members of the Parent Board of Directors............................................27
                  ---------------------------------------------------
         5.20     Employee Benefits..............................................................................27
         5.21     Delhaize America Dividends.....................................................................27

ARTICLE VI CLOSING CONDITIONS....................................................................................27

         6.1      Conditions to the Obligations of Each Party....................................................27
                  -------------------------------------------
         6.2      Conditions to Obligations of Parent............................................................29
                  -----------------------------------
         6.3      Conditions to Obligations of Company...........................................................30
                  ------------------------------------

ARTICLE VII TERMINATION AND ABANDONMENT..........................................................................30

         7.1      Termination....................................................................................30
                  -----------
         7.2      Procedure and Effect of Termination............................................................31
                  -----------------------------------

ARTICLE VIII MISCELLANEOUS.......................................................................................31

         8.1      Amendment and Modification.....................................................................31
                  --------------------------
         8.2      Waiver of Compliance; Consents.................................................................32
                  ------------------------------
         8.3      Non-Survival of Representations, Warranties and Agreements.....................................32
                  ----------------------------------------------------------
         8.4      Notices........................................................................................32
                  -------
         8.5      Assignment; Parties in Interest................................................................33
                  -------------------------------

         8.6      Expenses.......................................................................................33
                  --------
         8.7      Specific Performance...........................................................................34
                  --------------------
         8.8      Governing Law..................................................................................34
                  -------------
         8.9      Counterparts...................................................................................34
                  ------------
         8.10     Interpretation.................................................................................34
                  --------------
         8.11     Entire Agreement...............................................................................34
                  ----------------
         8.12     Severability...................................................................................34
                  ------------

                      AGREEMENT AND PLAN OF SHARE EXCHANGE


       This AGREEMENT AND PLAN OF SHARE EXCHANGE (this "AGREEMENT"), dated as of November 16, 2000, by and between Etablissements Delhaize Freres et Cie "Le Lion" S.A., a societe anonyme organized under the laws of the Kingdom of Belgium ("PARENT"), and Delhaize America, Inc., a North Carolina corporation (the "COMPANY"),

                                   WITNESSETH:

       WHEREAS, Parent (together with its wholly-owned subsidiary) owns an aggregate of approximately 37% of the issued and outstanding shares of Class A common stock, par value $0.50 per share, of the Company (the "CLASS A COMMON STOCK"), and approximately 56% of the issued and outstanding shares of Class B common stock, par value $0.50 per share, of the Company (the "CLASS B COMMON STOCK," and together with the Class A Common Stock, the "COMPANY COMMON STOCK");

       WHEREAS, Parent has proposed to the Board of Directors of the Company that Parent acquire the shares of the Company Common Stock not owned by Parent or its wholly-owned subsidiary (the "PUBLIC SHARES" and the holders thereof being referred to herein as the "PUBLIC SHAREHOLDERS");

       WHEREAS, the Board of Directors of Parent believes it is in the best interest of Parent and its shareholders, and the Board of Directors of the Company believes it is in the best interest of the Company and the Public Shareholders, to consummate a share exchange whereby Parent would acquire all of the Public Shares held by the Public Shareholders (the "SHARE EXCHANGE"), upon the terms and subject to the conditions set forth in this Agreement;

       WHEREAS, a Special Committee of the Board of Directors of the Company (the "SPECIAL COMMITTEE") has (i) determined that the Share Exchange is fair to and in the best interests of the Public Shareholders and (ii) recommended the approval of this Agreement and the Share Exchange to the Board of Directors of the Company;

       WHEREAS, the Board of Directors of the Company has (i) determined that the Share Exchange is fair to and in the best interests of the Public Shareholders and (ii) recommended the approval of this Agreement and the Share Exchange to the Public Shareholders;

       WHEREAS, the Special Committee has (i) determined that it is in the best interests of the Public Shareholders that the Company adopt a bylaw opting out of the provisions of the North Carolina Shareholder Protection Act, such bylaw to be effective upon the earlier of (a) the day immediately preceding the meeting of Company shareholders to consider this Agreement and the Share Exchange and (b) December 31, 2000, (ii) approved such a bylaw and (iii) recommended approval thereof to the Board of Directors of the Company;

       WHEREAS, the Board of Directors of the Company has approved an amendment to the Bylaws of the Company opting out of the provisions of the North Carolina Shareholder Protection Act, such bylaw to be effective upon the earlier of (a) the day immediately preceding the meeting of Company shareholders to consider this Agreement and the Share Exchange and (b) December 31, 2000;

       WHEREAS, in connection with the Share Exchange, the Special Committee and the Board of Directors of the Company have determined that it is in the best interests of the Public Shareholders that prior to the Share Exchange the Company effect a stock dividend whereby each holder of record of an outstanding share of Class A Common Stock and each holder of record of an outstanding share of Class B Common Stock shall be entitled to receive a stock dividend of 499 shares of Class A Common Stock with respect to each such share (the "STOCK DIVIDEND");

       WHEREAS, for U.S. federal income tax purposes, it is intended that the Share Exchange should qualify as a reorganization under the provisions of
Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended (the "CODE"); and

       WHEREAS, the Boards of Directors of Parent and the Company have approved this Agreement and the Share Exchange upon the terms and subject to the conditions set forth herein;

       NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                     STOCK DIVIDEND; SHARE EXCHANGE; CLOSING

       1.1 Stock Dividend. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the North Carolina Business Corporation Act (the "NORTH CAROLINA CORPORATION LAW"), immediately prior to the Effective Time (as defined below), the Company shall effect the Stock Dividend. The Company will not distribute to the Public Shareholders stock certificates representing the shares of Class A Common Stock to be issued in the Stock Dividend and such shares shall be deemed to be represented by the certificates representing the issued and outstanding Public Shares prior to the Stock Dividend, provided that the Company shall issue stock certificates representing the shares of Class A Common Stock to be issued in the Stock Dividend to Parent and its wholly-owned subsidiary which owns shares of Company Common Stock immediately prior to the Stock Dividend.

       1.2 Share Exchange. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Article 11 of the North Carolina Corporation Law, at the Effective Time each Public Share shall be acquired by Parent as set forth in Article II below. After the Effective Time, the Company shall continue as a corporation organized under North Carolina law and Parent, together with its wholly-owned subsidiary, shall own all of the outstanding Company Common Stock.

       1.3 Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI hereof, but in no event later than the Closing (as defined below), the parties hereto shall deliver Articles of Share Exchange (the "ARTICLES OF SHARE EXCHANGE") for filing by the Secretary of State of the State of North Carolina, in such form as is required by, and executed in accordance with the relevant provisions of, the

North Carolina Corporation Law and shall do any and all other lawful things necessary to cause the Share Exchange to become effective upon the filing of the Articles of Share Exchange or such later time as the parties hereto may agree and set forth in the Articles of Share Exchange (such date and time being the "EFFECTIVE TIME").

       1.4 Time and Place of Closing. The closing of the Share Exchange (the "CLOSING") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, or such other place as the parties hereto shall agree, as soon as practicable following satisfaction or waiver of the conditions set forth in Article VI hereof. The date on which the Closing actually occurs is herein referred to as the "CLOSING DATE."

       1.5 Effect of the Share Exchange. At the Effective Time, the effect of the Share Exchange shall be as provided in the applicable provisions of the North Carolina Corporation Law.

       1.6 Articles of Incorporation. The Articles of Incorporation of the Company in effect at the Effective Time shall continue to be the Articles of Incorporation of the Company until thereafter amended in accordance with the North Carolina Corporation Law and such Articles of Incorporation, provided that, subject to shareholder approval as contemplated by Section 5.4 hereof, prior to the Stock Dividend the Company shall amend its Articles of Incorporation to increase the number of authorized shares of Class A Common Stock to 100,000,000,000 and to clarify the permissibility of the Stock Dividend (the "CHARTER AMENDMENT").

       1.7 Bylaws. The Bylaws of the Company in effect at the Effective Time shall continue to be the Bylaws of the Company until thereafter amended or repealed in accordance with the North Carolina Corporation Law, the Articles of Incorporation of the Company and such Bylaws.

       1.8 Directors and Officers. The directors and officers of the Company immediately prior to the Effective Time shall continue in their respective positions with the Company after the Effective Time, each to hold office, in accordance with and subject to the Articles of Incorporation and Bylaws of the Company, until their respective successors have been duly elected or appointed or their earlier death or resignation.

                                   ARTICLE II
                             EXCHANGE OF SECURITIES

       2.1    Exchange of Securities.

              (a) Each Public Share issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined below)), by virtue of the Share Exchange and without any action on the part of the holder thereof, shall be automatically exchanged as of the Effective Time for the right to receive (i) 0.40 fully paid and non-assessable American depositary shares, with each such American depositary share representing the right to receive one bearer ordinary voting share, without nominal value, of Parent ("PARENT SHARES"), subject to Parent's ability to change the number of Parent Shares for which each American depositary share is exchangeable, which change shall have the effect referenced in Section 2.5(g) below, provided, however, that the number of American depositary shares representing each

Parent Share shall not exceed three, with each such American depositary share being evidenced by one or more receipts (each an "ADR") issued in accordance with the terms of a deposit agreement to be entered into among Parent, The Bank of New York (or such other depositary selected by Parent) and the owners and holders from time to time of ADRs, which agreement shall be reasonably acceptable to the Company (the "ADR CONSIDERATION"), or (ii) if a properly completed Election Form (as defined below) shall have been submitted to the Exchange Agent (as defined below) on a timely basis with respect to such Public Share, 0.40 Parent Shares (the "ORDINARY SHARE CONSIDERATION" and together with the ADR Consideration, the "SHARE EXCHANGE CONSIDERATION") in each case subject to Section 2.5(h) below (it being understood that the ratios above do not give effect to the Stock Dividend; such ratios as they may be adjusted pursuant to the terms hereof, the "EXCHANGE RATIO"). The Share Exchange Consideration shall be payable to the holder of a Public Share upon surrender of the certificate representing such Public Share.

              (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time which is then owned beneficially or of record by Parent or any wholly-owned subsidiary of Parent shall not be exchanged in the Share Exchange and shall remain issued and outstanding shares of Company Common Stock.

              (c) Subject to Section 2.3 hereof, at the Effective Time the holders of Public Shares as of the Effective Time shall cease to be shareholders of the Company, and shall be entitled only to receive the applicable Share Exchange Consideration upon the surrender of the certificates (the "CERTIFICATES") representing Public Shares in accordance with Section 2.5 hereof or to their rights under Article 13 of the North Carolina Corporation Law, subject, however, to the Company's obligation to pay any dividends with a record date prior to the Effective Time which have been declared by the Company prior to the Effective Time and which remain unpaid at the Effective Time.

              (d) Each Public Share which is automatically exchanged for the right to receive Share Exchange Consideration hereunder (which excludes any Dissenting Shares) shall remain issued and outstanding after the Effective Time and as of the Effective Time, by virtue of the Share Exchange, shall be acquired by Parent as provided in this Article II.

              (e) At or immediately after the Closing, the Exchange Agent (as defined below), as agent of, and for the account of, each of the Public Shareholders (other than any Dissenting Shareholders), shall contribute to the capital of Parent the Public Shares (other than any Dissenting Shares (as defined below)) to be acquired by Parent pursuant to the Share Exchange in exchange for that number of Parent Shares to be issued in connection with the Share Exchange pursuant to the terms of this Agreement, rounded down to the nearest whole share. In order to effectuate the foregoing, at or immediately after the Closing, the Exchange Agent, or such other party as shall be reasonably acceptable to the Company and Parent, shall represent the Public Shareholders before a public notary in Belgium in order to (i) contribute the Public Shares in kind to the capital of Parent, (ii) become the holder, as agent, of the Parent Shares to be issued by Parent in return for such contribution and (iii) execute all documents and minutes and take any other actions which the Exchange Agent or such other party deems necessary or appropriate to effect the issuance of Parent Shares pursuant to the terms of this Agreement. In the event that a Dissenting Shareholder does not comply with the provisions of Article 13 of the North

Carolina Corporation Law and thereupon is entitled to receive the applicable Share Exchange Consideration hereunder pursuant to the provisions of Section 2.3 hereof, the Exchange Agent or such other party shall take the foregoing actions in order to effectuate the issuance of the Share Exchange Consideration to such shareholder.

       2.2    Stock Options and Restricted Stock.

              (a) At the Effective Time, each option to purchase shares of Class A Common Stock pursuant to each stock option and incentive plan of or sponsored by the Company (the "COMPANY OPTION PLANS"), that is then outstanding, whether vested or unvested (each a "COMPANY OPTION"), shall be converted into an option (each an "ADJUSTED OPTION") to purchase the number of ADRs (rounded up to the nearest whole share) equal to (i) the number of shares of Class A Common Stock subject to such option multiplied by (ii) the Exchange Ratio, at an exercise price per ADR (rounded down to the nearest whole cent) equal to the exercise price for a share of Class A Common Stock subject to such Company Option divided by the Exchange Ratio; provided, however, that in the case of a Company Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as set forth above, the Adjusted Options shall be subject to substantially the same terms and conditions as were applicable to the Company Options immediately prior to the Effective Time, provided that in no event shall the terms and conditions regarding the vesting or exercisability of such options be modified.

              (b) Parent and the Company shall take such actions as are necessary for the conversion and exercise of Company Options pursuant to this
Section 2.2. Parent shall prepare and file with the SEC (as defined below) a registration statement on Form S-8 or other appropriate form with respect to ADRs subject to Adjusted Options, and shall use commercially reasonable efforts to have such registration statement declared effective immediately after the Effective Time and to maintain the effectiveness of such registration statement covering such Adjusted Options for so long as the Adjusted Options remaining outstanding.

              (c) Notwithstanding any other provision of this Agreement to the contrary, any shares of restricted Company Common Stock ("RESTRICTED STOCK") issued pursuant to the Company Option Plans or other agreements and outstanding as of the Effective Time shall pursuant to this Article II be automatically exchanged for restricted ADRs in the Share Exchange and such restricted ADRs shall be subject to substantially the same terms and provisions of the applicable Company Option Plans and the related agreements pursuant to which such shares of Restricted Stock were issued, provided that in no event shall the terms and conditions regarding the vesting of such Restricted Stock be modified. The Company shall take all necessary action to cause the Restricted Stock acquired by Parent pursuant to the Share Exchange to be free of restrictions as of and after the Effective Time.

              (d) The Company shall not permit any Company Option or share of Restricted Stock to become vested or exercisable (or to otherwise accelerate) as a result of this Agreement or the consummation of the Share Exchange.

              (e) Parent hereby agrees that upon the proper exercise of an Adjusted Option after the Closing that no Belgian income, stamp or withholding tax will be payable by the optionee with respect to such exercise, provided that such optionee is not a Belgian resident at such time.

       2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by shareholders of the Company who shall be entitled to dissent and appraisal rights under Article 13 of the North Carolina Corporation Law ("DISSENTING SHAREHOLDERS"), who shall give notice of their intent to demand payment for their shares in accordance with Article 13 of the North Carolina Corporation Law if the Share Exchange is effectuated, and who shall have preserved such shareholder's right to receive payment for such shares by taking those actions required by such Article 13 within the time periods stipulated therein (collectively, the "DISSENTING SHARES"), shall not be exchanged for or represent the right to receive the Share Exchange Consideration, but instead shall be cancelled as of the Effective Time and the Dissenting Shareholders shall be entitled to receive the amounts determined in accordance with the provisions of such Article 13. The Company shall pay any cash amounts required to be paid under Article 13 with respect to Dissenting Shares solely with cash out of funds of the Company. No funds shall be supplied for that purpose, directly or indirectly, by Parent, and Parent shall not directly or indirectly reimburse the Company for any payments to dissenters. In the event that at the Effective Time Dissenting Shareholders shall have complied with the provisions of Section 55-13-21 of the North Carolina Corporation Law but shall not have demanded payment for and deposited their Dissenting Shares in accordance with Section 55-13-23 of the North Carolina Corporation Law (but the time period for doing so shall not have lapsed), then at the Effective Time such shares shall remain issued and outstanding shares of the Company and will be held in escrow by the Company for the benefit of the Company or Parent, as the case may be. In the event that a Dissenting Shareholder complies with all applicable provisions of Article 13 after the Effective Time, the Dissenting Shares formerly held by such shareholder shall automatically be cancelled and payment therefor shall be made by the Company as provided in Article 13. In the event that a Dissenting Shareholder does not comply with the provisions of Article 13, the Dissenting Shares formerly held by such shareholder will be released from escrow and thereupon transferred to Parent in accordance with Section 2.1(e) above, and the former holder thereof shall have the right to receive the Share Exchange Consideration in accordance with the terms hereof. The Company shall give Parent prompt notice of any notice, demand for payment or other document or instrument received by the Company relating to the exercise of dissenters' rights under the North Carolina Corporation Law with respect to the Share Exchange, and the Parent shall have the right, for itself and the Company, to direct all negotiations, actions and proceedings with respect to the exercise of such dissenters' rights. The Company shall not, except with the prior written consent of Parent, make any payment in respect of any demand for payment for Dissenting Shares or settle or offer to settle any such demand for payment.

       2.4    Procedure for Election.

              (a) At such time as shall be sufficient to permit the holders of Public Shares to exercise their right to make an election pursuant to this
Section 2.4, Parent will make available to all record holders of Public Shares a letter of transmittal and election form and other appropriate material (collectively, the "ELECTION FORM") providing for such holder to elect to receive the ADR Consideration or the Ordinary Share Consideration with respect to all of such holder's Public Shares (an "ELECTION"). As of the Election Date (as defined below), any Public Share with respect to which there shall not have been effected such election by submission to the Exchange Agent of a properly completed Election Form shall be automatically exchanged in the Share Exchange for the right to receive the ADR Consideration.

              (b) Any election to receive the ADR Consideration or the Ordinary Share Consideration shall have been validly made only if the Exchange Agent shall have received by 5:00 p.m., New York City time, on or prior to the Election Date, an Election Form properly completed and executed by such holder of Public Shares. As used herein, "ELECTION DATE" means a date announced by Parent, in a news release, as the last day on which an Election Form will be accepted; provided, however, that such date shall be:

              (1) for any record holder other than the Depository Trust Company ("DTC"), a business day no earlier than a date that is 20 business days after the date on which the Effective Time occurs and shall be at least five, and not more than 20, business days following the date of such news release; provided further, that subsequent to such announcement, Parent shall have the right to change such Election Date to a later date so long as such later is at least five business days following the date of the news release announcing such change.

              (2) for holders of record holding shares through DTC, a business day at least ten business days prior to the date on which the Effective Time occurs; provided further, that subsequent to such announcement, Parent shall have the right to change such Election Date to a date so long such later date is at least five business days prior to the date of the news release announcing such change.

              Parent shall have the right to make reasonable determinations and to establish reasonable procedures (not inconsistent with the terms of this Agreement) in guiding the Exchange Agent in its determination as to the validity of Election Forms and of any revision, revocation or withdrawal thereof.

              (c) Record holders of Public Shares who are nominees only may submit a separate Election Form for each beneficial owner for whom such record holder is a nominee; provided, however, that at the request of Parent or the Exchange Agent, such record holder shall certify to the reasonable satisfaction of Parent or the Exchange Agent that such record holder holds such shares as nominee for the beneficial owner thereof.

              (d) Any holder of the Public Shares may at any time prior to 5:00 p.m. New York City time on the Election Date revoke such holder's election by written notice to the Exchange Agent received at any time prior to 5:00 p.m. New York City time on the Election Date.

       2.5    Exchange of Certificates.

              (a) Parent shall designate The Bank of New York (or such other person or persons as is reasonably acceptable to the Company) to act as exchange agent (the "EXCHANGE

AGENT") in effecting the exchange of Certificates that, immediately prior to the Effective Time, represented Public Shares (other than Dissenting Shares) for the Share Exchange Consideration pursuant to Section 2.1(a) hereof. Promptly after the Effective Time, Parent shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Public Shares entitled to receive the Share Exchange Consideration pursuant to Section 2.1(a), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent shall reasonably specify) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon the surrender of each such Certificate, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall deliver to the holder of such Certificate the applicable Share Exchange Consideration determined in accordance with Section 2.1(a) above, and such Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Dissenting Shares) shall represent solely the right to receive the applicable Share Exchange Consideration. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Share Exchange Consideration otherwise deliverable upon due surrender of any such Certificate pursuant to this Agreement.

              (b) As of or promptly after the Effective Time, the Company shall issue to Parent stock certificates representing the shares of Class A Common Stock and Class B Common Stock acquired by Parent under this Agreement.

              (c) As of or promptly after the Effective Time, or at such other appropriate time with respect to Dissenting Shareholders who do not comply with Article 13 of the North Carolina Corporation Law after the Effective Time, Parent shall deposit the Share Exchange Consideration in trust with the Exchange Agent, for the benefit of the holders of Public Shares, for exchange in accordance with this Article II.

              (d) Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to Parent all Share Exchange Consideration, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to Parent and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) receive in exchange therefor the applicable Share Exchange Consideration.

              (e) No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate until the holder of record of such Certificate shall surrender such Certificate. Subject to Section 2.5(d) above, following surrender of any such Certificate, there shall be delivered to the record holder thereof (i) the applicable Share Exchange Consideration in exchange for such Certificate pursuant to Section 2.1(a), including cash in lieu of any fractional shares in accordance with Section 2.5(h) below and (ii) payments of the amount of dividends or other distributions with a record date after the Effective Time then payable with respect to the Parent Shares or ADRs, as the case may be, constituting the Share Exchange Consideration.

              (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of Public Shares except for the transfer of such shares to Parent under this Agreement and the cancellation of Dissenting Shares pursuant to Section 2.3 hereof. If, after the Effective Time, Certificates formerly representing Public Shares are presented to the Company or the Exchange Agent, such Certificates shall be cancelled and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) exchanged for the applicable Share Exchange Consideration, as provided in this Article II.

              (g) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to Parent Shares (including any dividend or distribution of securities convertible into Parent Shares or
ADRs) or Company Common Stock (including any dividend or distribution of securities convertible into Company Common Stock), or the ratio at which American depositary shares are exchangeable for Parent Shares, occurring after the date hereof and having a record or effective date prior to the Effective Time, including the Stock Dividend. For illustration purposes only, if no such adjustment other than as a result of the Stock Dividend occurred prior to the Effective Time, after the completion of the Stock Dividend the Exchange Ratio hereunder would be .0008.

              (h) Notwithstanding anything to the contrary in this Agreement, no fraction of an ADR or Parent Share will be issued by virtue of the Share Exchange. In lieu thereof, each record holder of Public Shares at the Effective Time who but for the provisions of this Section 2.5(h) would be entitled to receive a fractional ADR or Parent Share by virtue of the Share Exchange, shall be paid cash, without any interest thereon, as provided below. Parent shall direct the Exchange Agent to determine the whole number of ADRs or Parent Shares and fractional ADRs or Parent Shares allocable to each holder of Public Shares at the Effective Time, to aggregate all such fractional ADRs and Parent Shares into whole ADRs and Parent Shares, to sell the whole ADRs and Parent Shares obtained thereby in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional ADRs or Parent Shares, and to distribute to each such holder such holder's ratable share of the total proceeds of such sale, after making appropriate deductions of the amount, if any, required for federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions incurred in connection with such sales shall be paid by Parent. In the event that after the Effective Time a Dissenting Shareholder becomes entitled to receive Share Exchange Consideration pursuant to the terms of Section 2.3 above and in connection therewith would otherwise be entitled to receive a fractional ADR or Parent Share, such shareholder shall receive in lieu thereof an amount of cash, without any interest thereon, equal to the product of (i) such fraction and (ii) the closing sale price of an ADR or Parent Share, as applicable, for the trading day immediately preceding the date upon which such Dissenting Shareholder becomes entitled to receive Share Exchange Consideration.

       2.6 No Liability. Neither Parent nor the Company shall be liable to any Public Shareholder for any Share Exchange Consideration in respect of Public Shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

       The Company hereby represents and warrants to Parent as follows:

       3.1 Organization. Each of the Company and its subsidiaries (each such subsidiary being hereinafter referred to as a "COMPANY SUBSIDIARY") that is a Significant Subsidiary (as defined in Section 3.2(a) below) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its properties and to conduct its business as currently conducted. Each of the Company and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed would not, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect. The term "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change or effect that individually or in the aggregate is materially adverse to the financial condition, business or results of operations of the Company and the Company Subsidiaries taken as a whole; provided, however, that such term shall not include (a) changes or effects which are attributable to the United States economy or the financial markets or to conditions generally affecting the industry in which the Company or the Company Subsidiaries participates or (b) changes or effects resulting from any matter, which matter was approved by the Company's Board of Directors on or following the date hereof, including without limitation the transactions contemplated by this Agreement, unless, with respect to such matter, all directors of the Company who are also executive officers of Parent voted against such matter (such matter and related contemplated transactions, an "APPROVED MATTER").

       3.2    Capitalization.

              (a) Prior to the effectiveness of the Charter Amendment, the authorized capital stock of the Company consists of (i) 3,000,000,000 shares of Company Common Stock divided into two classes of 1,500,000,000 shares of Class A Common Stock and 1,500,000,000 shares of Class B Common Stock, of which, on November 4, 2000 there were 105,840,566 shares of Class A Common Stock issued and outstanding and 75,290,542 shares of Class B Common Stock issued and outstanding and (ii) 500,000,000 shares of preferred stock, par value $.50 per share, of which on the date hereof there were no shares outstanding. Except as set forth above, there are no shares of capital stock of the Company authorized or, as of November 4, 2000, issued or outstanding. Since November 4, 2000 no shares of Company Common Stock have been issued except in connection with the exercise of Company Options. After the effectiveness of the Charter Amendment the authorized capital stock of the Company will consist of 101,500,000,000 shares of Company Common Stock divided into 100,000,000,000 shares of

Class A Common Stock and 1,500,000,000 shares of Class B Common Stock and 500,000,000 shares of preferred stock. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Section 3.2(a) of the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE LETTER"), each Company Subsidiary that is a "SIGNIFICANT SUBSIDIARY" within the meaning of Rule 12b-2 under the Exchange Act (as defined in Section 3.4 below) is listed in the Company's Annual Report on Form 10-K for the fiscal year ending January 1, 2000 (the "2000 FORM 10-K"), and except as and to the extent set forth in the 2000 Form 10-K, the Company owns directly or indirectly all of the issued and outstanding capital stock of each of its Significant Subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. Except for options to purchase 6,727,603 shares of Class A Common Stock and 639,256 shares of restricted Class A Common Stock issued pursuant to the Company Option Plans as of the date hereof, there are no existing options, warrants, calls, subscriptions, preemptive rights or other agreements or commitments whatsoever obligating the Company or any Company Subsidiary to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any additional shares of capital stock of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment.

              (b) Except for (i) the 2000 Shareholders' Agreement (the "SHAREHOLDERS AGREEMENT") among the Company, Parent and Delhaize The Lion America, Inc., a Delaware corporation that is a wholly-owned subsidiary of Parent ("DETLA"), (ii) the Shareholders' Agreement, dated as of June 14, 1999, among Delhaize "The Lion" Nederland, B.V., Pierre-Olivier Beckers, Jean-Claude Coppieters 't Wallant, Bill McCanless, Lester C. Nail, Laura C. Kendall and Keith M. Gehl, and (iii) the Shareholders Agreement among Hannaford Bros. Co., HomeRuns.com, Inc., Cypress Merchant Banking Patinas II, L.P., Cypress Merchant Banking II, C.V. and 55th Street Partners II, L.P., there are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any Company Subsidiary.

       3.3    Authorization of Agreement; Recommendation of Share Exchange.

              (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors (including pursuant to Article 4, Section 6 of the Company's Bylaws) and, except for the approval of this Agreement, the Share Exchange, the Stock Dividend and the Charter Amendment by the shareholders of the Company as described in Section 3.7 below, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors and of general principles of equity (the "ENFORCEABILITY EXCEPTION").

              (b) The Board of Directors of the Company (based on the recommendation of the Special Committee) has, by the unanimous vote of all directors, determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Public Shareholders and has resolved to recommend the Share Exchange, this Agreement, the Stock Dividend and the Charter Amendment to the Public Shareholders.

              (c) At a meeting duly noticed, called and held, the Special Committee unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Public Shareholders, and has recommended the approval of this Agreement and the transactions contemplated hereby to the Board of Directors of the Company.

       3.4    Governmental Filings; No Conflicts.

              (a) Except for (i) filings required by the applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Securities Act of 1933, as amended (the "SECURITIES ACT"), (ii) the filing and recordation of appropriate Share Exchange documents, including Articles of Share Exchange, as required by the North Carolina Corporation Law and, if applicable, the laws of other states in which the Company is qualified to do business, (iii) filing of Articles of Amendment with the Secretary of State of the State of North Carolina with respect to the Charter Amendment, (iv) filings under securities or blue sky laws or takeover statutes of the various states, (v) filings required to be made with the New York Stock Exchange ("NYSE") and (vi) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, the failure to make or obtain which would, individually or in the aggregate, have a Company Material Adverse Effect or materially adversely affect the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

              (b) Except as set forth on Section 3.4(b) of the Company Disclosure Letter and assuming compliance with the matters referred to in
Section 3.4(a) above and receipt of shareholder approval referred to in Section
3.7 below, none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or compliance by the Company with any of the provisions hereof, will (i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of the Company, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any or their properties or assets is bound or (iii) violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which the Company or any Company Subsidiary or any of their respective assets or properties is bound, excluding from the foregoing clauses
(ii) and (iii) violations, breaches, rights or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect or materially adversely affect the Company's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

       3.5    Disclosure and Financial Statements.

              (a) The Company has timely filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") since September 30, 1999, required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (collectively, the "COMPANY DISCLOSURE STATEMENTS"), all of which have complied, as of their respective filing dates, in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. None of such Company Disclosure Statements, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (b) The consolidated balance sheets and the related consolidated statements of income, shareholders' equity and cash flows (including the notes and schedules thereto) of the Company and its consolidated subsidiaries contained or incorporated by reference in the Company Disclosure Statements have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise noted therein, and subject in the case of quarterly financial statements to normal year-end audit adjustments, and except that the quarterly financial statements do not contain all of the footnote disclosures required by GAAP.

       3.6 Absence of Certain Changes. Except as listed on Schedule 3.6 in the Company's Disclosure Letter, contemplated by this Agreement or disclosed in the Company Disclosure Statements filed prior to the date hereof, since September 30, 2000, the Company and each of its Significant Subsidiaries has conducted their businesses in the ordinary course of business consistent with past practice, has not incurred any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, outside of the ordinary course of business and there has not been any event or occurrence which, individually or in the aggregate, has had a Company Material Adverse Effect.

       3.7 Vote Required. (i) The affirmative vote of the holders of a majority of the outstanding Class A Common Stock and the Class B Common Stock, each voting as a separate class, is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the Share Exchange, (ii) the affirmative vote of the holders of the majority of the outstanding Class A Common Stock, voting as a separate class, is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Stock Dividend and (iii) the affirmative vote of a majority of each of the Class A Common Stock and the Class B Common Stock voting on the Charter Amendment, each voting as a separate class, is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Charter Amendment, in each case under the North Carolina Corporation Law and the Bylaws of the Company.

       3.8 Opinion of Financial Advisor. The Special Committee has received the opinion of Credit Suisse First Boston Corporation ("CSFB") dated November 16, 2000 that, as of the date of such opinion, the Exchange Ratio is fair to the Public Shareholders from a financial point of view.

       3.9 Finders and Investment Bankers. No broker, investment banker or other person is entitled to any broker's or finder's fee or similar compensation in connection with this Agreement or the Share Exchange based upon arrangements made by the Company, except for CSFB whose fees shall be paid by the Company.

       3.10 North Carolina Shareholder Protection Act. The Board of Directors of the Company has taken all necessary action, including the approval of an amendment to the Company's Bylaws, such that Article 9 of the North Carolina Corporation Law is not applicable to the Company or to the transactions contemplated by this Agreement, including the Share Exchange. The bylaw described in the preceding sentence will become effective upon the earlier of
(i) the day immediately preceding the meeting of Company shareholders to consider this Agreement and the Share Exchange and (ii) December 31, 2000. The Special Committee has recommended approval of such amendment to the Company's Bylaws to the Board of Directors of the Company.

       3.11 Takeover Laws. This Agreement and the transactions contemplated hereby are exempt from the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover laws and regulations of the State of North Carolina, including, without limitation, Article 9A of the North Carolina Corporation Law.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

       Parent hereby represents and warrants to the Company as follows:

       4.1 Organization. Each of Parent and its subsidiaries that is a Significant Subsidiary (other than the Company) is a societe anonyme or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Parent Material Adverse Effect. Each of Parent and its Significant Subsidiaries (other than the Company) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed would not, individually or in the aggregate, have, or reasonably be expected to have, a Parent Material Adverse Effect. The term "PARENT MATERIAL ADVERSE EFFECT" shall mean any change or effect that individually or in the aggregate is materially adverse to the financial condition, business or results of operations of Parent and its subsidiaries taken as a whole; provided, however, that such term shall not include (i) changes or effects which are attributable to the national economy in which Parent or its subsidiaries operate or financial markets or to conditions generally affecting the industry in which Parent or its subsidiaries participate and (ii) any Company Material Adverse Effect. Parent has heretofore delivered to the Company a true and complete (free) translated copy of Parent's Articles of Association as currently in effect.

       4.2    Capitalization.

              (a) The subscribed capital of Parent is 1,015,470,000 Belgian Francs. As of November 15, 2000, there were 52,031,725 ordinary voting shares, without nominal value, issued and outstanding and no other capital stock was issued or outstanding. All such issued and outstanding Parent Shares are duly authorized, validly issued, fully paid, nonassessable and were issued in compliance with any preemptive rights applicable to such shares. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter. Except as disclosed in the Parent Disclosure Statements (as defined below) filed or disclosed prior to the date hereof, Parent owns directly or indirectly all of the issued and outstanding capital stock of each of its Significant Subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. Except for this Agreement and warrants to purchase 297,450 Parent Shares issued to directors, officers and employees of Parent and its subsidiaries, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Parent or any subsidiary of Parent (other than the Company) to issue, transfer, deliver or sell any shares of capital stock of Parent or any subsidiary of Parent (other than the Company), or obligating Parent or any subsidiary of Parent (other than the Company) to grant, extend or enter into any such agreement or commitment.

              (b) There are no voting trusts or other agreements or understandings to which Parent is a party with respect to the voting of the capital stock of Parent.

       4.3    Authorization of Agreement.

              (a) Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Parent, and except for the shareholder approvals as described in Section 4.7 below, no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except for the Enforceability Exception.

              (b) At meetings duly noticed, called and held, the Board of Directors of Parent has unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders of Parent and has resolved to submit to the shareholders of Parent a proposal to authorize the Board of Directors of Parent to increase the capital of Parent in an amount sufficient to consummate the Share Exchange.

       4.4    Governmental Filings; No Violations.

              (a) Except for (i) filings required by the applicable requirements of the Exchange Act and the Securities Act, (ii) the filing and recordation of appropriate Share Exchange documents, including Articles of Share Exchange, as required by the North Carolina Corporation Law, (iii) filings under securities or blue sky laws or takeover statutes of the various states, (iv) filings required by the Belgian Banking and Finance Commission (the "CBF") or the Brussels Stock Exchange (or Euronext Brussels), (v) listing applications with the NYSE or the National Association of Securities Dealers, as the case may be, and (vi) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement, the failure to make or obtain which would, individually or in the aggregate, have a Parent Material Adverse Effect or materially adversely affect the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby.

              (b) Assuming compliance with the matters referred to in Section 4.4(a) above and the receipt of shareholder approval referred to in Section 4.7 below, none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or compliance by Parent with any of the provisions hereof will (i) conflict with or result in any violation of any provision of the Articles of Association of Parent or other governing document of Parent, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Parent or any of its subsidiaries (other than the Company) is a party, or by which any of them or any of their respective properties or assets is bound, or (iii) violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which Parent or any of its subsidiaries (other than the Company), or any of their respective properties or assets is bound, excluding from the foregoing clauses (ii) and
(iii) violations, breaches, rights or defaults which would not, individually or in the aggregate, have a Parent Material Adverse Effect or materially adversely affect Parent's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

       4.5    Disclosure and Financial Statements.

              (a) Since September 30, 1999, Parent has timely (i) filed all reports, statements and accounts with the CBF, the Brussels Stock Exchange (or Euronext Brussels), and the National Bank of Belgium required to be filed by it and (ii) publicly disclosed all statements and information required to be publicly disclosed (the documents and information referred to in clauses (i) and (ii) above are collectively hereinafter referred to as the "PARENT DISCLOSURE STATEMENTS"), all of which have complied, as of their respective filing date, in all material respects with all applicable requirements. None of such Parent Disclosure Statements, at the time filed or disclosed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (b) The consolidated balance sheets, the related statements of consolidated profit and loss account and the statements of consolidated cash flows (including the notes and schedules thereto) of Parent and its consolidated subsidiaries contained in the Parent Disclosure Statements have been prepared from, and are in accordance with, the books and records of Parent and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements, and present fairly, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein, in conformity with Belgian generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein.

       4.6 Absence of Certain Changes. Except as set forth on Section 4.6 of the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE LETTER"), contemplated by this Agreement or disclosed in the Parent Disclosure Statements filed or disclosed prior to the date hereof, since September 30, 2000, Parent and each of its Significant Subsidiaries (other than the Company) have conducted their businesses in the ordinary course of business consistent with past practice, have not incurred any liability of obligation of any nature, whether accrued, absolute, contingent or otherwise, outside of the ordinary course of business and there has not been any event or occurrence which, individually or in the aggregate, has had a Parent Material Adverse Effect.

       4.7 Vote Required. (i) The affirmative vote of the holders of seventy-five percent of the Parent Shares represented at a properly convened shareholders meeting of Parent to increase the capital of Parent or to authorize the Board of Directors of Parent to issue Parent Shares and (ii) the affirmative vote of the holders of eighty percent of the Parent Shares represented at a properly convened shareholders meeting of Parent to approve the item referred to in clause (ii) of Section 5.4(b) hereof, are the only votes of the holders of Parent Shares necessary for Parent to consummate the Share Exchange and the transactions contemplated hereby.

       4.8 Compliance with Laws. Neither Parent nor any of its Significant Subsidiaries (other than the Company) is in violation of any statute, law, ordinance, regulation, rule, judgment, decree, order, injunction or other authorization or approval of any governmental authority applicable to its business or operations, except for violations that would not, individually or in the aggregate, result in a Parent Material Adverse Effect.

       4.9 Litigation. Except as set forth on Section 4.9 of the Parent Disclsoure Letter or disclosed in the Parent Disclosure Statements filed or disclosed prior to the date hereof, there is no action, suit, investigation or proceeding pending against or, to the knowledge of Parent, threatened against or affecting Parent or any of its Significant Subsidiaries (other than the Company) or any of their respective properties that, individually or in the aggregate, would have a Parent Material Adverse Effect.

       4.10 Finders and Investment Bankers. No broker, investment banker or other person is entitled to any broker's or finder's fee or similar compensation in connection with this Agreement or the Share Exchange based upon arrangements made by Parent, except for Salomon Smith Barney Inc. whose fees shall be paid by Parent.

       4.11 No Foreign Withholding. There is no law, rule or regulation of any taxing authority or other governmental entity within Belgium that would require Parent, the Company or the Exchange Agent to deduct from or withhold any portion of the Share Exchange Consideration.

                                    ARTICLE V
                                    COVENANTS

       5.1 Conduct of the Business of the Company. Prior to the Effective Time, except as set forth on Section 5.1 of the Company Disclosure Letter, unless Parent shall otherwise consent in writing, the Company shall, and shall cause each Company Subsidiary to, carry on their respective businesses only in the ordinary course and consistent with past practice and, to the extent consistent therewith and with the specific terms of this Agreement, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current employees and preserve their relationships with customers, suppliers and others having business dealings with them. From the date hereof until the Effective Time, the Company shall operate in accordance with the terms of the Shareholders Agreement and the Bylaws of the Company and not take any action in violation of the Shareholders Agreement or the Bylaws without obtaining the requisite approval set forth therein. Except as otherwise provided in this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the written consent of Parent (which consent shall be deemed to have been given with respect to any Approved Matter), the Company shall not:

              (a) issue or sell any stock or other securities of the Company or any Company Subsidiary, or options or warrants for or obligations convertible into such stock or securities except for (i) the issuance of Class A Common Stock pursuant to (x) the exercise of Company Options outstanding as of the date hereof and (y) the Stock Dividend and (ii) the issuance in the ordinary course of business of options to acquire up to two million five hundred thousand shares of Class A Common Stock under the terms of the Company Option Plans, provided that such option grants have been approved by the Stock Option Committee of the Company Board of Directors;

              (b) sell or otherwise dispose of a substantial part of the Company's assets other than in the ordinary course of business;

              (c) and shall not permit a Company Subsidiary to, merge or consolidate with or into any other corporation or reorganize, recapitalize or liquidate;

              (d) and shall not permit any Company Subsidiary to, adopt or propose any change to its articles of incorporation or bylaws (or similar organizational documents) other than the Charter Amendment;

              (e) and shall not permit any Company Subsidiary to (i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company or the applicable Company Subsidiary other than
(x) cash dividends on the Company Common Stock pursuant to Section 5.21 below, and (y) the Stock Dividend or (ii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

              (f) settle any material audit, make or change any material tax election or file any material amended tax return;

              (g) incur any indebtedness except for (i) trade debt in the ordinary course of business or pursuant to existing credit facilities or arrangements, (ii) indebtedness necessary to consummate the transactions contemplated by this Agreement, including pursuant to Section 2.3 above and
(iii) the refinancing of any outstanding indebtedness of the Company, fail to make any required contribution to any benefit plan maintained by the Company, increase compensation, bonus or other benefits payable to any executive officer or former employee except for increases approved by the Compensation Committee of the Company Board of Directors or enter into any settlement or consent with respect to any pending litigation outside of the ordinary course of business;

              (h) change any method of accounting or accounting practice by the Company or any of the Company Subsidiaries, except for any such change required by U.S. GAAP;

              (i) take any action that would give rise to a claim under the Worker Adjustment and Retraining Notification Act of 1988 ("WARN ACT") or any similar state law or regulation because of a "plant closing" or "mass layoff" (each as defined in the WARN Act);

              (j) and no Company Subsidiary shall (A) adopt, amend (other than amendments that reduce the amounts payable by the Company or any Company Subsidiary, or amendments required by law to preserve the qualified status of any benefit plan maintained by the Company) or assume an obligation to contribute to any employee benefit plan or arrangement of any type or collective bargaining agreement or enter into any employment, severance or similar contract with any person (including, without limitation, contracts with management of the Company or any Company Subsidiaries that might require that payments be made upon consummation of the transactions contemplated hereby) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder, (B) engage in any transaction in connection with which the Company or any Company Subsidiary could be subjected (directly or indirectly) to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of
Section 502 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, (C) terminate any benefit plan maintained by the Company in a manner, or take any other action with respect to any benefit plan maintained by the Company, that could result in the liability of the Company or any Company Subsidiary to any person, (D) take any action that could adversely affect the qualification of any Company benefit plan or its compliance with the applicable requirements of ERISA, (E) fail to make full payment when due of all amounts which, under the provisions of any Company benefit plan, any agreement relating thereto or applicable law, the Company or any Company Subsidiary are required to pay as contributions thereto or (F) fail to file, on a timely basis, all reports and forms required by federal regulations with respect to any Company benefit plan;

              (k) and will not permit any Company Subsidiary to, (i) take, or agree or commit to take, any action that would make any representation or warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; and

              (l) and shall not permit any Company Subsidiary to agree or commit to do any of the foregoing.

       5.2 Conduct of the Business of Parent. Prior to the Effective Time, except as set forth on Section 5.2 of the Parent Disclosure Letter, unless the Company shall otherwise consent in writing (such consent to be effective only if recommended by the Special Committee), Parent shall, and shall cause each subsidiary (other than the Company and its subsidiaries) to, carry on their respective businesses only in the ordinary course and consistent with past practice and, to the extent consistent therewith and with the specific terms of this Agreement, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current employees and preserve their relationships with customers, suppliers and others having business dealings with them. Except as otherwise provided in this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the written consent of the Company, Parent shall not:

              (a) issue or sell any stock or other securities of Parent or any Significant Subsidiary of Parent, or options or warrants for or obligations convertible into such stock or securities except for (i) the issuance of Parent Shares pursuant to the exercise of options and warrants outstanding as of the date hereof, (ii) capital increases of wholly-owned Significant Subsidiaries of Parent which are subscribed for by Parent and (iii) the issuance of options or warrants to acquire Parent Shares granted to directors, officers and employees of Parent and its subsidiaries in the ordinary course of business in an amount not to exceed 300,000 Parent Shares;

              (b) sell or otherwise dispose of a substantial part of Parent's assets other than in the ordinary course of business;

              (c) and shall not permit any of its Significant Subsidiaries to, merge or consolidate with or into any other corporation or reorganize, recapitalize or liquidate;

              (d) and shall not permit any Significant Subsidiary to, adopt or propose any change to its Articles of Association (or similar organizational documents) other than in connection with transactions permitted by Section 5.2(a)(ii) above;

              (e) declare, set aside or pay any dividend or other distribution with respect to any Parent Shares other than cash dividends on Parent Shares in an amount not greater than EUR 2.00 per share per calendar year;

              (f) settle any material audit, make or change any material tax election or file any material amended tax return;

              (g) change any method of accounting or accounting practice by Parent, except for any such change required by Belgian GAAP;

              (h) incur any indebtedness outside of the ordinary course of business except for (i) any indebtedness necessary to consummate the Share Exchange and the other transactions contemplated by this Agreement, including the Parent Repurchase Program (as defined in Section 5.4(b) below) and (ii) the refinancing of any outstanding indebtedness of Parent;

              (i) and will not permit any subsidiary to, (i) take, or agree or commit to take, any action that would make any representation or warranty of Parent hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; and

              (j) and shall not permit any of its Significant Subsidiaries to agree or commit to do any of the foregoing.

              5.3 Non-Solicitation. From the date of this Agreement until the termination hereof, the Company and each Company Subsidiary shall not, and shall cause their respective officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Company Acquisition Proposal (as defined below) or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any Company Subsidiary, respectively, or afford access to their respective properties, books or records to any person that may be considering making, or has made, a Company Acquisition Proposal. Nothing contained in this Section 5.3 shall prohibit the Company and its Board of Directors from taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated by the SEC under the Exchange Act. The term "COMPANY ACQUISITION PROPOSAL" as used herein means any offer or proposal for, or any indication of interest in, a merger, share exchange, consolidation or other business combination directly or indirectly involving the Company or any Company Subsidiary or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, any such party, other than the transactions contemplated by this Agreement.

       5.4    Shareholders' Meetings.

              (a) The Company shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement, the Share Exchange, the Stock Dividend and the Charter Amendment. The Company shall take all reasonable action to solicit such approval, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined below). In the Proxy Statement/Prospectus, subject to their duties under applicable law, the Board of Directors of the Company shall recommend approval of this Agreement, the Share Exchange, the Stock Dividend and the Charter Amendment to the Public Shareholders. At such meeting, Parent shall cause all shares of Company Common Stock then owned by it and its subsidiary owning Company Common Stock to be voted in favor of the approval of this Agreement, the Share Exchange, the Stock Dividend and the Charter Amendment.

              (b) To the extent not already taken, Parent shall take all action necessary in accordance with applicable law and its Articles of Association to convene a meeting of its shareholders as promptly as practicable to consider and vote upon proposals to (i) increase the capital of Parent in an amount sufficient to consummate the Share Exchange or to authorize the

Board of Directors of Parent to issue a sufficient number of Parent Shares to consummate the Share Exchange and (ii) grant to the Board of Directors of Parent the authorization to repurchase outstanding Parent Shares up to the maximum amount permitted by Belgian law (the "PARENT REPURCHASE PROGRAM"). Parent shall take all lawful action to solicit such approval from its shareholders.

       5.5    SEC Filings; Registration Statement.

              (a) To the extent required, Parent and the Company shall timely file with the SEC a Transaction Statement on Schedule 13E-3 (the "SCHEDULE 13E-3") with respect to the Share Exchange and disseminate to the Public Shareholders such information as is required by Rule 13e-3 under the Exchange Act.

              (b) Parent and the Company shall cooperate and promptly prepare and Parent shall file with the SEC as soon as practicable a Registration Statement on Form F-4 (the "REGISTRATION STATEMENT") under the Securities Act, with respect to Parent Shares represented by the ADRs, a portion of which Registration Statement shall also serve as the proxy statement with respect to the meeting of the shareholders of the Company in connection with the consideration of the Share Exchange, the Charter Amendment and the Stock Dividend and the prospectus with respect to such Registration Statement (the "PROXY STATEMENT/PROSPECTUS").

              (c) Parent shall promptly prepare and cause the depositary to file with the SEC a registration statement on Form F-6 with respect to the registration of ADRs under the Securities Act and use commercially reasonable efforts to have such Form F-6 declared effective as promptly as practicable.

              (d) The respective parties hereto shall cause the Schedule 13E-3 (to the extent required), the Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use commercially reasonable efforts, and the Company shall cooperate with Parent, to have the Registration Statement declared effective by the SEC as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Share Exchange. Parent and the Company shall, as promptly as practicable, provide copies to each other of any written comments received from the SEC with respect to the Schedule 13E-3 (to the extent required) and the Registration Statement and advise each other of any verbal comments with respect to the Schedule 13E-3 (to the extent required) and the Registration Statement received from the SEC. Parent shall use commercially reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "blue sky" permits or approvals required to carry out the transactions contemplated by this Agreement and shall pay all expenses incident thereto. Parent agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of shareholders of the Company, and the Schedule 13E-3 (to the extent required) and each amendment or supplement thereto, at the time it is filed and the Registration Statement, at the time it becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statements of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with written information concerning the Company furnished to Parent by the Company specifically for inclusion in the Proxy Statement/Prospectus, Schedule 13E-3 (to the extent required) or Registration Statement. The Company agrees that the written information concerning the Company provided by it specifically for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of shareholders of the Company, and the written information concerning the Company provided by the Company specifically for inclusion in the Schedule 13E-3 (to the extent required) and each amendment or supplement thereto, at the time it is filed, and the written information concerning the Company provided by it specifically for inclusion in the Registration Statement, at the time it becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Registration Statement shall be made by Parent or the Company without the approval of the other party, which approval shall not be unreasonably withheld. Parent shall advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective.

              (e) Parent shall promptly prepare and file with the applicable Belgian regulatory authorities any proxy statement or other materials required, if any, in connection with the Parent shareholders meeting contemplated by
Section 5.4(b) above and shall comply with all legal requirements applicable to such meeting.

       5.6 Access to Information; Confidentiality. To the extent permitted by applicable law, from the date hereof until the Effective Time, the Company and Parent each agrees as to itself and its Significant Subsidiaries that it shall afford (a) to the counsel, financial advisors, auditors, and other authorized representatives of the other reasonable access during normal business hours to its and its Significant Subsidiaries' offices, properties, books and records and shall furnish to the other and the other's counsel, financial advisors, auditors and other authorized representatives (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal and state securities laws or comparable foreign laws and (ii) copies of such financial and operating data and other information as such persons may reasonably request and shall instruct its employees, auditors, counsel and financial advisors to cooperate with the other in its investigation of the business of the other, and (b) access to the independent auditors of the other. Notwithstanding the foregoing, no investigation pursuant to this Section 5.6 shall affect any representation or warranty made hereunder. Each party shall hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party shall deliver to the other all documents, work papers and other materials (including copies) obtained as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

       5.7    Filings, Other Action.

              (a) Upon the terms and subject to the conditions of this Agreement, each of Parent and the Company agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate and make effective the transactions contemplated hereby as promptly as practicable including, but not limited to,
(i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or governmental authority, (ii) the satisfaction of the conditions to the consummation of the Share Exchange, the Charter Amendment and the Stock Dividend, (iii) contesting any legal proceeding challenging the Share Exchange, the Charter Amendment or the Stock Dividend and (iv) the execution of any additional instruments, including the Articles of Share Exchange and Articles of Amendment to the Articles of Incorporation of the Company, necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement and the applicable provisions of the North Carolina Corporation Law, each party hereto agrees to use commercially reasonable efforts to cause the Effective Time to occur as soon as practicable after the shareholder meetings of the Company and Parent with respect to the matters described in Section 5.4 above. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall use commercially reasonable efforts to take all such necessary action.

              (b) Each party hereto shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of all filings made by such party with any governmental authority or any other information supplied by such party with any governmental authority in connection with this Agreement and the transactions contemplated hereby. Each party hereto shall promptly inform the other of any communication from any governmental authority regarding any of the transactions contemplated hereby. If either party hereto or any affiliate thereof receives a request for additional information or documentary material from any governmental authority with respect to the transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

       5.8 Public Announcements. Parent and the Company shall (i) consult with each other before issuing any press release, making any filing with the SEC or CBF or otherwise making any public statements with respect to the Share Exchange, this Agreement and the transactions contemplated hereby and (ii) not issue any such press release, make any SEC or CBF filing or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any securities exchange.

       5.9    NYSE/Euronext Brussels Listing.

              (a) Parent shall use commercially reasonable efforts to cause the ADRs to be issued in the Share Exchange to be approved for listing, subject to official notice of issuance, on the New York Stock Exchange ("NYSE") on or prior to the day immediately preceding the Closing Date. To the extent the ADRs cannot be listed on the NYSE, Parent shall use commercially reasonable efforts to cause them to be quoted on the Nasdaq National Market ("NASDAQ") on or prior to the day immediately preceding the Closing Date.

              (b) Parent shall use commercially reasonable efforts to cause the Parent Shares to be issued in the Share Exchange to be approved for listing, subject to official notice of issuance, on Euronext Brussels on or prior to the day immediately preceding the Closing Date.

       5.10 Notice of Certain Events. The Company and Parent shall promptly notify each other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (A) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of the Company or Parent to comply or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party hereto or the conditions to the obligations of any party hereunder. Each of the Company and Parent shall promptly notify each other of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement or any notice or other communication from any governmental authority in connection with the transactions contemplated by this Agreement.

       5.11   Directors' and Officers' Indemnification and Insurance.

              (a) Parent and the Company agree that all rights to exculpation and indemnification currently provided in favor of the directors and officers of the Company and the Company Subsidiaries under the Articles of Incorporation and Bylaws of the Company with respect to acts or omissions of such persons on or prior to the Effective Time shall survive the Effective Time and continue in full force and effect and no action shall be taken by Parent or the Company after the Effective Time that would adversely affect such exculpation and indemnification rights. Following the Effective Time, the Company shall indemnify and hold harmless individuals who on or prior to the Effective Time were officers or directors of the Company or Company Subsidiaries to the extent set forth in the preceding sentence.

              (b) Parent shall cause the Company to maintain in effect for six years from the Effective Time the current directors' and officers' liability insurance policies maintained by the Company, or policies of at least the same coverage containing terms and conditions which are not materially less favorable, with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Company be required to expend pursuant to this Section 5.11 more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Company would be required to expend more than 150% of current annual premiums, the Company shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to 150% of current annual premiums.

       5.12 Affiliates. Prior to the Closing Date, the Company shall cause to be delivered to Parent a letter identifying, to the best of the Company's knowledge, all persons who are, at the time of the Company shareholder meeting relating to the approval of the Share Exchange, deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act (the "COMPANY AFFILIATES"). The Company shall use its reasonable best efforts to cause each person who is so identified as a Company Affiliate to deliver to Parent on or prior to the Closing Date a letter agreement substantially in the form of Exhibit 5.11.

       5.13 Rule 144 Reporting. From and after the Effective Time, unless and until each Company Affiliate has disposed of all ADRs or Parent Shares received by it as Share Exchange Consideration, such ADRs or Parent Shares are permitted to be resold pursuant to Rule 145(d)(3) under the Securities Act or such ADRs or Parent Shares are covered by an effective registration statement under Section 5 of the Securities Act, Parent shall make and keep "available adequate current public information" (as those terms are used in Rule 144 under the Securities
Act) with respect to Parent and, upon any reasonable request by such Company Affiliate, provide a statement as to such availability.

       5.14 Transfer Taxes. The Company shall pay any transfer taxes payable in connection with the Share Exchange and shall be responsible for the preparation and filing of any required tax returns, declarations, reports, schedules and information returns with respect to such taxes. At and following the Effective Time, the Company and Parent shall be jointly and severally liable for all stamp duties, stamp duty reserve tax and other similar taxes imposed on the Company and/or Parent in connection with the issuance of ADRs and the Parent Shares to be issued in the Share Exchange. Notwithstanding the foregoing, Parent shall not be liable for the payment of any amounts which would cause the Share Exchange to not qualify as a reorganization under Section 368(a)(1)(B) of the Code.

       5.15 Shareholder Litigation. The Company shall give Parent reasonable opportunity to participate in the defense of any shareholder litigation against the Company and/or its officers and directors relating to the transactions contemplated hereby.

       5.16   Accounting Matters.

              (a) The Company shall use commercially reasonable efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers LLP, dated a date within two business days before the effective date of the Registration Statement, and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement.

              (b) Parent shall use commercially reasonable efforts to cause to be delivered to the Company a letter of Deloitte & Touche Reviseurs d'Entreprises SCRL, dated a date within two business days before the effective date of the Registration Statement, and addressed to the Company, in form and substance satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement.

       5.17 Shareholders Agreement. At the Effective Time, the Company and Parent shall, and Parent shall cause Detla to, terminate the Shareholders Agreement.

       5.18 Tax Treatment. The Company and Parent shall use commercially reasonable efforts to cause the Share Exchange to qualify, and shall not take, and shall use commercially reasonable efforts to prevent any subsidiary of such party from taking (except for the Company in the case of Parent), any actions which could prevent the Share Exchange from qualifying, as a reorganization under the provisions of Section 368(a)(1)(B) of the Code, provided that Parent shall have no obligation to sell any of its shares of Company Common Stock under this Section 5.18. Parent hereby agrees that it shall not purchase any Parent Shares under the Parent Repurchase Program until after the Effective Time.

       5.19 Additional Members of the Parent Board of Directors. Parent will cause the Board of Directors of Parent to use commercially reasonable efforts, including without limitation convening a shareholders meeting, to cause R. William McCanless, Hugh G. Farrington and three Independent Directors (as defined below) who are reasonably acceptable to the Special Committee, to be members of the Parent Board of Directors prior to, as of or immediately after the Closing, for a term of two years. For purposes of this Section 5.19, "INDEPENDENT DIRECTOR" shall mean an individual who is not a director, executive officer or employee of Parent or an executive officer or employee of the Company or a relative of any such person. In the event such Independent Directors are not identified by Parent and are reasonably acceptable to the Special Committee or are not otherwise approved to serve as Parent directors in advance of the time that such persons may be elected or appointed to Parent's Board of Directors on or prior to Closing, it is agreed that one or more of the members of the Special Committee selected by Parent who has agreed to serve shall be nominated to serve on the Parent Board of Directors on a temporary basis. In the event any member of the Special Committee becomes a member of the Parent Board of Directors pursuant to this Section 5.19, if requested such person shall resign as a director of Parent effective upon the election or appointment of a replacement Independent Director reasonably acceptable to the Special Committee. The parties hereto agree that from and after the Effective Time, the Special Committee shall have no authority under this Agreement except with respect to consideration of the three directors proposed by Parent as provided above in this Section 5.19 and that in connection with the Special Committee's consideration thereof it shall respond to Parent within a reasonable period of time.

       5.20 Employee Benefits. Parent and the Company hereby acknowledge that it is their intent that following the Effective Time the Company will provide its employees with benefits, including with respect to stock options or similar equity incentives, which, in the aggregate, are competitive with those generally offered in the United States retail industry at such time.

       5.21 Delhaize America Dividends. Subject to applicable law, the Company shall pay regular quarterly cash dividends on the Company Common Stock in accordance with past practice, including any internal corporate policies with respect to the timing and amount of any such dividends, from the date hereof until the Effective Time. Notwithstanding the foregoing, the parties hereby agree that the fourth quarter 2000 dividend of the Company on the Class A Common Stock and Class B Common Stock shall be $.1443 and $.1426 respectively, subject to applicable law.

                                   ARTICLE VI
                               CLOSING CONDITIONS

       6.1 Conditions to the Obligations of Each Party. The respective obligations of each party hereto to effect the Share Exchange shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

              (a) each of this Agreement, the Share Exchange, the Stock Dividend and the Charter Amendment shall have been approved by the shareholder votes set forth in Section 3.7 above, in each case in accordance with the Articles of Incorporation and Bylaws of the Company and the North Carolina Corporation Law;

              (b) the increase in the capital of Parent or the authorization of the Board of Directors of Parent to issue Parent Shares, in each case in an amount sufficient to consummate the Share Exchange shall have been approved by the requisite vote of the Parent shareholders in accordance with the Articles of Association of Parent and Belgian law;

              (c) no statute, rule, regulation, temporary, preliminary or permanent order or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the Share Exchange, the Charter Amendment or the Stock Dividend or performance under this Agreement, by any state, federal or foreign government or governmental authority or court or governmental agency of competent jurisdiction and remain in effect that prohibits the consummation of the Share Exchange, the Charter Amendment or the Stock Dividend;

              (d) the Registration Statement shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing;

              (e) each of the Company and Parent shall have obtained such governmental permits, authorizations, consents or approvals required to consummate the transactions contemplated hereby other than those which would not result in a Company Material Adverse Effect or a Parent Material Adverse Effect, respectively;

              (f) the ADRs issuable to the Public Shareholders pursuant to this Agreement shall have been approved for listing or quotation on either the NYSE or NASDAQ, subject to official notice of issuance;

              (g) the Parent Shares issued pursuant to this Agreement shall have been approved for listing on Euronext Brussels, subject to official notice of issuance and the CBF shall have approved the prospectus for the admission of the same on Euronext Brussels;

              (h) Parent and the Board of Directors of the Company shall have received from Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to Parent, on the Closing Date, a written opinion reasonably satisfactory to Parent and the Special Committee to the effect that for federal income tax purposes (i) the Share Exchange should constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code and (ii) no gain or loss should be recognized by a shareholder of the Company that exchanges its Company Common Stock for ADRs and/or Parent Shares, except with respect to cash received in lieu of fractional ADRs or Parent Shares. In rendering such opinion, counsel to Parent shall be entitled to rely upon information, representations and assumptions provided by Parent and the Company which shall be reasonably acceptable to counsel for the Special Committee;

              (i) Parent and the Company shall have received from the Internal Revenue Service a private letter ruling addressing certain issues under
Section 367(a)(i) of the Code,
reasonably satisfactory to Parent and the Special Committee and sufficient to enable Akin, Gump, Strauss, Hauer & Feld, L.L.P. to render the opinion described in Section 6.1(h) above; and

              (j) a Registration Statement on Form F-6 under the Securities Act with respect to the ADRs shall be effective, and no stop order suspending effectiveness of such Registration Statement shall have been issued.

       6.2 Conditions to Obligations of Parent. The obligations of Parent under this Agreement to consummate the Share Exchange are also subject to the satisfaction or waiver, at or prior to the Effective Time, of the following additional conditions:

              (a) the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing with the same effect as though all such representations and warranties had been made as of Closing, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of such date, or (ii) as expressly contemplated by this Agreement, and Parent shall have received from the Company's Chief Executive Officer and Chief Financial Officer an officer's certificate to this effect;

              (b) each and all of the covenants and agreements of the Company to be performed and complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects, and Parent shall have received from the Company's Chief Executive Officer and Chief Financial Officer an officer's certificate to this effect;

              (c) effective demands for payment under Article 13 of the North Carolina Corporation Law shall not have been received by the Company with respect to more than fourteen percent (14%) of the outstanding Public Shares;

              (d) the Charter Amendment shall have been filed with the Secretary of State of the State of North Carolina and shall have become effective and the Stock Dividend shall have been effected, all in accordance with the North Carolina Corporation Law;

              (e) the Parent Repurchase Program shall have been approved by the requisite vote of the Parent shareholders in accordance with the Articles of Association of Parent and Belgian law;

              (f) Parent shall have received from Akin, Gump, Strauss, Hauer & Feld, L.L.P. and Deloitte & Touche, LLP written opinions reasonably satisfactory to Parent regarding the tax treatment of the Share Exchange and the Stock Dividend under Section 897 of the Code; and

              (g)    Parent shall have received the letter referred to in
Section 5.16(a) above.

       6.3 Conditions to Obligations of Company. The obligation of the Company under this Agreement to consummate the Share Exchange is also subject to the satisfaction or waiver, at or prior to the Effective Time, of the following additional conditions:

              (a) the representations and warranties of Parent contained herein shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing with the same effect as though all such representations and warranties had been made as of Closing, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, or (ii) as expressly contemplated by this Agreement, and the Company shall have received from Parent an officer's certificate to this effect;

              (b) each and all of the covenants and agreements of Parent to be performed and complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects, and the Company shall have received from Parent an officer's certificate to this effect;

              (c)    the Company shall have received the letter referred to in
Section 5.16(b) above; and

              (d) three Independent Directors consisting of persons who are reasonably acceptable to the Special Committee and/or members of the Special Committee shall have been elected or appointed to the Parent Board of Directors pursuant to Section 5.19 above.

                                   ARTICLE VII
                           TERMINATION AND ABANDONMENT

       7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company and Parent contemplated herein:

              (a)    by mutual written consent of Parent and the Company;

              (b) by either Parent or the Special Committee on behalf of the Company if the Effective Time shall not have occurred on or before September 30, 2001 (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party hereto whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

              (c) by either Parent or the Company if any court of competent jurisdiction in the United States or Belgium or other governmental agency or authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Share Exchange, and such order, decree, ruling or other action shall have become final and non-appealable;

              (d) by the Company, at any time, if any of the conditions set forth in Section 6.3(a) or (b) is not satisfied at such time and (i) such condition is incapable of being satisfied prior to the Termination Date or (ii) Parent is not using commercially reasonable efforts to cure the breach resulting in such condition not being satisfied in as timely a manner as practicable;

              (e) by Parent, at any time, if any of the conditions set forth in Section 6.2(a) or (b) is not satisfied at such time and (i) such condition is incapable of being satisfied prior to the Termination Date or (ii) the Special Committee or the Company is not using commercially reasonable efforts to cure the breach resulting in such condition not being satisfied in as timely a manner as practicable;

              (f) by either the Company or Parent, if the shareholder approvals referred to in Section 5.4 have not been obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of shareholders or at any adjournment or postponement thereof; or

              (g) by Parent if the Board of Directors of the Company, acting on the recommendation of the Special Committee, (i) shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement, the Share Exchange, the Stock Dividend or the Charter Agreement, (ii) shall have approved or recommended another offer or an agreement to effect a proposal made by a third party (other than an affiliate of Parent) to effect a Company Acquisition Proposal or (iii) shall have resolved to effect any of the foregoing.

       7.2 Procedure and Effect of Termination. Any termination of this Agreement by the Company shall be authorized only if the Company's Board of Directors acts on the recommendation of the Special Committee. In the event of termination of this Agreement by either Parent or the Company pursuant to
Section 7.1, written notice thereof shall forthwith be given to the other party hereto, and this Agreement shall terminate and the Share Exchange shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except as set forth in Section 8.6. Nothing herein shall relieve any party hereto from liability for any breach hereof.

                                  ARTICLE VIII
                                  MISCELLANEOUS

       8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that (i) after the receipt of the approval of the Company and/or Parent shareholders, as the case may be, pursuant to Section 5.4, no such amendment or modification shall be made that alters the amount or changes the form of the Share Exchange Consideration or otherwise materially and adversely affects the rights of the Public Shareholders hereunder, without the further approval of the holders of at least a majority of the outstanding Class A Common Stock and Class B Common Stock, each voting as a separate class and (ii) the approval of the Special Committee shall be required for any amendment, modification or supplementing of this

Agreement, any extension by the Company of the time for the performance of any obligations or other acts of Parent and any waiver of any of the Company's rights under this Agreement.

       8.2 Waiver of Compliance; Consents. Any failure of Parent on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company (subject to the approval of the Special Committee as set forth in Section 8.1(ii) above) or Parent, respectively, only by a written instrument, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any determination by the Company as to the existence of any such failure on the part of Parent shall be made by the Special Committee on behalf of the Company. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in
Section 8.1(ii) above and this Section 8.2.

       8.3 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section
7.1 hereof, as the case may be, except that (i) the agreements set forth in Articles II and VIII and the agreements contained in Article V that contemplate action to be taken following the Effective Time shall survive the Effective Time indefinitely and (ii) the agreements set forth in Section 5.6, Article VIII and
Section 7.2 hereof shall survive the termination of this Agreement indefinitely.

       8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally or by overnight courier, (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) transmitted by telecopy and the appropriate telecopy confirmation is received, and in each case, addressed to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

                            (a)    if to Parent:

                                   Etablissements Delhaize Freres et Cie
                                   "Le Lion" S.A.
                                   rue Osseghem 53
                                   1080 Brussels, Belgium
                                   Telecopy:  011-32-2-412-2118
                                   Attention:  Chief Executive Officer

                                   with a required copy to:

                                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                   1700 Pacific Avenue, Suite 4100
                                   Dallas, Texas  75201
                                   Telecopy:  214-969-4343
                                   Attention:  Michael E. Dillard, P.C.

                            (b)    if to the Company:

                                   Delhaize America, Inc.
                                   2110 Executive  Drive
                                   Salisbury, North Carolina 28145
                                   Telecopy:  704-637-8803
                                   Attention:  Chief Executive Officer

                                   with required copies to:

                                   Special Committee of the Board of Directors of Delhaize America, Inc.
                                   c/o Wachtell, Lipton, Rosen & Katz
                                   51 West 52nd Street
                                   New York, New York 10019
                                   Telecopy: (212) 403-2000
                                   Attention:  Edward D. Herlihy

                                   and

                                   Robinson, Bradshaw & Hinson, P.A.
                                   101 North Tryon Street
                                   Suite 1900
                                   Charlotte, North Carolina  28248
                                   Telecopy: (704) 378-4000
                                   Attention:  Russell M. Robinson, II

Any notice so addressed shall be deemed to be given (x) three business days after being mailed by first-class, registered or certified mail, return receipt requested, postage prepaid and (y) upon delivery, if transmitted by hand delivery, overnight courier or telecopy.

       8.5 Assignment; Parties in Interest. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except for Sections 2.2 and 5.11 hereof, which are intended to be for the benefit of the holders of Company Options and Restricted Stock, and the indemnified parties identified in such section, respectively, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

       8.6 Expenses. Except as provided in Section 5.14 above, whether or not the Share Exchange is consummated, all costs and expenses incurred in connection with the Share Exchange, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that the allocable share of each of Parent and the Company for all expenses related to printing, filing and mailing the Proxy Statement/Prospectus and all SEC and other regulatory filing fees incurred in connection with the Schedule 13E-3 (to the extent required) and the Registration Statement shall be one-half.

       8.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

       8.8 Governing Law. This Agreement shall be governed by the laws of the State of North Carolina (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

       8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       8.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the terms "AFFILIATE" and "ASSOCIATE" shall have the meanings set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act; and (iii) the term "SUBSIDIARY" of any specified corporation or other entity shall mean any corporation or other entity of which the outstanding securities having ordinary voting power to elect a majority of the board of directors or other governing body are directly or indirectly owned by such specified corporation or other entity.

       8.11 Entire Agreement. This Agreement, including the Company Disclosure Letter, the Parent Disclosure Letter and the other schedules and exhibits hereto, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

       8.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                            [Signature page follows]

       IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed, by their respective duly authorized officers, as of the date first above written.

                                   ETABLISSEMENTS DELHAIZE FRERES
                                    ET CIE "LE LION" S.A.

                                   By: /s/ PIERRE-OLIVIER BECKERS
                                      --------------------------------------
                                   Name: Pierre-Olivier Beckers
                                        ------------------------------------
                                   Title: Chief Executive Officer
                                         -----------------------------------

                                   By: /s/ GUI DE VAUCLEROY
                                      --------------------------------------
                                   Name: Gui de Vaucleroy
                                        ------------------------------------
                                   Title: Chairman of the Board of Directors
                                         -----------------------------------

                                   DELHAIZE AMERICA, INC.

                                   By: /s/ R. WILLIAM MCCANLESS
                                      ---------------------------------------
                                   Name: R. William McCanless
                                        -------------------------------------
                                   Title: Chief Executive Officer
                                         ------------------------------------

                                      S-1